Exhibit 10.30

Debt Offset Agreement

[Unofficial English Translation]

Party A: UTime Technology (HK) Co., Ltd.

Party B: Minfei Bao

Party C: UTime Limited

Whereas,

1.	As of March 31, 2019, the balance due to Party A from Party B is US$938,455.46.

2.	As of March 31, 2019, the balance due to Party B from Party C is US$984,000.00.

By the consents of the Parties, in connection with debt offset, Party A, Party B and Party C agree as follows:

1.	The Parties agrees to offset the debt of US$938,455.46 owed by Party B to Party A with the debt of US$938,455.46 owed by Party C to Party B.

2.	As a result, the balance due to Party A from Party B is nil and the balance due to Party B from Party C is US$45,544.54.

3.	This Agreement shall be provided in triplicate, with each party holding one copy and becomes effective upon the execution or seal by the three parties. In the event of disputes or litigation arising out of or in connection with this Agreement, the Parties agree that such dispute shall be first negotiated by the three parties amicably; if such negotiation falls apart, any one of the three parties should bring a lawsuit in the People’s Court where Party B is located.

Party A:	Party B:	Party C:

UTime Technology (HK) Co., Ltd. (Seal Affixed)	/s/ Minfei Bao	UTime Limited (Seal Affixed)
	Minfei Bao	/s/ Minfei Bao

Date:	Date:	Date: March 31, 2019